As filed with the Securities and Exchange Commission on May 22, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ChoiceOne Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2659066
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

109 East Division Street, Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

(616) 887-7366
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Copies to:

Adom J. Greenland Chief Financial Officer ChoiceOne Financial Services, Inc. 109 East Division Sparta, Michigan 49345 (616) 887-7366	Charlie Goode Warner Norcross + Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503 (616) 752-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated May 22, 2026
PROSPECTUS
ChoiceOne Financial Services, Inc.
$100,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

The securities listed above may be offered and sold by us from time to time. The aggregate offering price of the securities offered by us under this prospectus will not exceed $100,000,000. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Capital Market under the symbol “COFS”.
We may offer and sell these securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in our securities involves risks. See the section entitled “Risk Factors” on page 6 of this prospectus, and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with or furnish to the Securities and Exchange Commission.
These securities are not deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.
Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is       , 2026.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “ChoiceOne”, “we”, “us”, “our” and “Company” are to ChoiceOne Financial Services, Inc. and its subsidiaries.
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, either separately or together, common stock, preferred stock, debt securities, depositary shares or warrants in one or more offerings at an aggregate offering price of up to $100,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities which may be offered under this prospectus and any prospectus supplement. That registration statement including the exhibits can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities.

FORWARD LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We use the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will” and similar terms and phrases to identify forward-looking statements in this prospectus. In addition, ChoiceOne may make forward-looking statements in our other documents filed with or furnished to the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media, and others.
Generally, forward-looking statements can be identified by the fact that they are not based on historical facts but instead represent management’s beliefs regarding future events. Such statements are based on management’s current expectations and are subject to risks, uncertainties, and changes in circumstances. Actual results and outcomes may differ materially from those included in these statements due to a variety of factors. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:
•	our asset quality and any loan charge-offs;
•	the adequacy of our allowance for credit losses;
•	the composition of our loan portfolio;
•
the effects of changes in market interest rates on our net interest income, net interest margin, our investment securities portfolio, our loan originations and loan portfolio, and our modeling estimates relating to interest rate changes;

•	the effects of general economic conditions in the United States and Michigan;
•	our access to sources of liquidity and capital to address our liquidity needs;
•	our ability to achieve loan and deposit growth and the composition of such growth;
•	our ability to attract and retain key employees;
•	our ability to identify and address cybersecurity risks;
•	our ability to keep pace with technological changes;
•	risks related to the concentration of our operations in Michigan;
•	risks related to our loan portfolio, including risks associated with commercial and residential real estate;
•	our ability to successfully compete with other financial services companies and to adjust to changes in the financial services industry;
•	risks related to legislative or regulatory changes;
•	governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System;
•	risks related to our reliance on third party vendors;
•	our ability to maintain our reputation and effectively manage employee misconduct and the potential for fraud;
•	risk related to war, terrorism, pandemics, natural disasters and climate change;
•	systemic risks associated with the soundness of other financial institutions;
•	our ability to implement, maintain, and improve effective internal controls;
•	our ability to meet our regulatory and public company obligations, including regulatory requirements to maintain minimum capital levels;
•	our success at managing the risks involved in the foregoing items; and
•
each of the risk factors listed and described in Part I, Item 1A. Risk Factors of our most recently filed Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. You are cautioned not to place undue reliance on forward-looking statements. Other than as required under United States securities laws, ChoiceOne does not undertake to update, amend, or clarify the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC website at www.sec.gov.
General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through the Investor Relations section of our website at www.choiceone.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.
We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:
•	Annual Report on Form 10-K for the year ended December 31, 2025
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026
•	Proxy Statement on Schedule 14A dated April 13, 2026
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The description of our common stock contained in our Description of Rights of Shareholders, previously filed as an exhibit to our Form 10-K for the year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.
Any documents incorporated by reference into this prospectus (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) are available to you, or any beneficial owner, without charge upon written or oral request. Please direct your requests to Adom Greenland, Chief Financial Officer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345, or (616) 887-7366.

CHOICEONE FINANCIAL SERVICES, INC.
ChoiceOne is a financial holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated on February 24, 1986, as a Michigan corporation. The Company was formed to create a bank holding company for the purpose of acquiring all of the capital stock of ChoiceOne Bank, which became a wholly owned subsidiary of the Company on April 6, 1987. ChoiceOne Bank owns all of the outstanding common stock of ChoiceOne Insurance Agencies, Inc., an independent insurance agency headquartered in Sparta, Michigan.
The Company's business is primarily concentrated in a single industry segment, banking. ChoiceOne Bank (referred to as the “Bank”) is a full-service banking institution that offers a variety of deposit, payment, credit and other financial services to all types of customers. These services include time, savings, and demand deposits, safe deposit services, and automated transaction machine services. Loans, both commercial and consumer, are extended primarily on a secured basis to corporations, partnerships and individuals. Commercial lending covers such categories as business, industry, agricultural, construction, inventory and real estate. The Bank’s consumer loan departments make direct and indirect loans to consumers and purchasers of residential and real property. In addition, the Bank offers trust and wealth management services.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in all other information appearing in this prospectus or incorporated by reference into this prospectus. Material risks and uncertainties that management believes affect ChoiceOne will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties which we are unaware of that could adversely affect our business, financial condition or results of operations. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement. Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

DESCRIPTION OF SECURITIES
We may use this prospectus to offer securities in one or more offerings. We will provide a prospectus supplement each time we offer securities which will describe the amounts, prices and detailed terms of the securities. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. To the extent the applicable prospectus supplement is inconsistent with this prospectus, the terms of that prospectus supplement will supersede the information in this prospectus. The terms of the offered securities may differ from the terms summarized below. Additionally, the descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions in the applicable prospectus supplement which define your rights as holders of the relevant securities.
Description of Capital Stock
The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Restated Articles of Incorporation (“Articles”), which are incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles, our Bylaws, the Michigan Business Corporation Act (“MBCA”) and any other document referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles, it may not contain all of the information that is important to you.
Our authorized capital stock consists of 30,000,000 shares of common stock, no par value, and 100,000 shares of preferred stock, no par value. As of April 30, 2026, there were 14,975,035 shares of ChoiceOne common stock issued and outstanding, and no shares of ChoiceOne preferred stock were outstanding. ChoiceOne's common stock trades on the NASDAQ Capital Market under the trading symbol “COFS.” ChoiceOne's transfer agent is Continental Stock Transfer & Trust Company.
Common Stock
We may issue shares of our no par value common stock, separately or together with, or upon conversion, exercise or exchange of other securities, as set forth in the applicable prospectus supplement.
General
Each share of common stock has the same relative powers, preferences and rights as, and is identical in all respects with, all the other shares of common stock. Holders of ChoiceOne common stock have no conversion rights and are not entitled to any preemptive or subscription rights. ChoiceOne common stock is not subject to redemption or any further calls or assessments. ChoiceOne common stock does not have cumulative voting rights in the election of directors.
Voting Rights; Written Consent
Each holder of common stock is entitled to one vote for each share held by such shareholder. The ChoiceOne Bylaws provide that any action required or permitted to be taken at a meeting of the ChoiceOne shareholders may be taken without a meeting, without prior notice, and without a vote, if all the shareholders entitled to vote at the meeting consent in writing. Except as otherwise provided in ChoiceOne's Articles, Bylaws, or applicable law, a majority of the votes cast at a meeting is required to take any action. Directors are elected by a vote of the plurality of the votes cast with respect to the director at any meeting for the election of directors.
Liquidation Rights
In the event ChoiceOne liquidates, dissolves or winds up, each holder of ChoiceOne common stock will be entitled to receive a pro rata portion of all assets available for distribution, after ChoiceOne pays or provides for payment of all of ChoiceOne's debts and liabilities and of any amounts owing to holders of any outstanding shares of any class having preference over ChoiceOne common stock in such event.
Dividends
Holders of ChoiceOne common stock are entitled to receive dividends, if any, as may be declared by ChocieOne's board of directors out of assets legally available therefor after payment to holders of any outstanding shares of any class having preference over ChoiceOne common stock as to the payment of dividends. The amount of and nature of any dividends declared on ChoiceOne common stock will be determined by ChoiceOne's board of directors in their sole discretion.

Preferred Stock
We may issue shares of our no par value preferred stock in one or more series, as set forth in the applicable prospectus supplement.
General
Our Articles authorize the issuance of up to 100,000 shares of preferred stock, no par value. We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:
•	the aggregate number of shares offered;
•	the specific designation;
•	the purchase price;
•	the dividend rate or manner of calculating the dividend rate;
•	the dividend periods or manner of calculating the dividend periods;
•	the ranking of the shares of the series with respect to dividends, liquidation and dissolution;
•	any applicable conversion provisions;
•	the voting rights of the shares of the series;
•	whether and on what terms we can redeem the shares of the series;
•	whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share;
•	whether we will list the preferred stock or depositary shares on a securities exchange; and
•	any other specific terms of the series of preferred stock.
Voting Rights
The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.
Liquidation Rights
In the event ChoiceOne liquidates, dissolves or winds up, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement before we make any distribution of assets to holders of our common stock or any junior series of preferred stock.
Dividends
If you purchase preferred stock being offered by use of this prospectus or an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement.
Conversion Rights
The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.
Redemption
The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered may be redeemed.
Provisions Applicable to Common and Preferred Stock
Number and Classification of Directors
The ChoiceOne Articles provide that the board of directors is divided into three classes. Each class of directors is as equal as possible in number and serves for a three-year term of office, except that directors may be elected for shorter terms so that approximately one-third of the directors are elected each year. One class of ChoiceOne’s directors is elected each year, to hold office for a three-year term (or until their respective successors are elected and qualified, or until their respective resignation or removal). ChoiceOne’s board currently consists of 15 directors.
Issuance of Additional Shares
In the future, ChoiceOne's board of directors may authorize the issuance of additional shares of common stock or preferred stock, up to the amounts authorized in the ChoiceOne Articles. Generally, no shareholder approval would be required for the issuance of these additional shares, subject only to the restrictions of the Michigan Business Corporation Act and the ChoiceOne Articles.
Modification of Rights of Shareholders
The ChoiceOne Articles may be amended by the affirmative vote of the holders of a majority of the outstanding ChoiceOne shares entitled to vote, except that certain provisions of the ChoiceOne Articles related to directors, interested party transactions, business combinations and tender or exchange offers, and amendment of the ChoiceOne Articles may be amended only by the affirmative vote of at least 66 2/3% of the outstanding ChoiceOne shares entitled to vote. ChoiceOne's Bylaws may be amended by the affirmative vote of a majority of the board of directors or by the affirmative vote of the holders of a majority of the outstanding ChoiceOne shares entitled to vote.
Business Combination Restrictions
Certain provisions of our Articles and Bylaws may have the effect of impeding the acquisition of control of the Company by means of a tender offer, proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. The ChoiceOne Articles include certain provisions related to business combinations with a person who owns 10% or more of the outstanding ChoiceOne stock or who is an affiliate who in the past two years owned 10% or more of the outstanding ChoiceOne stock. Such business combinations require approval by the affirmative vote of the holders of at least 66 2/3% of outstanding ChoiceOne stock (other than stock held by certain related persons involved in such business combination). However, approval by the affirmative vote of the holders of only a majority of outstanding ChoiceOne stock is required if the business combination has been approved by a vote of a majority of disinterested directors or if payment to shareholders in connection with the business combination is solely in cash and certain additional conditions are met.
Depositary Shares
The following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in our shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Voting Rights
Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying our preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Liquidation Rights
If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidating distributions accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.
Dividends
The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares based on the number of depositary shares owned by that holder on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.
If there is a distribution other than in cash, the depositary will distribute the property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case, the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.
Conversion or Exchange Rights
If a series of our preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption
If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by the depositary or us only if: (1) all outstanding depositary shares have been redeemed; or (2) there has been a final distribution of our preferred stock in connection with our dissolution and the distribution has been made to all holders of depositary shares.
Charges of Depositary
We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.
Debt Securities
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, for all debt securities that are publicly offered, such debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities, including, as applicable, whether the debt securities will be subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities will be issued;
•	the date or dates, on which the principal of the debt securities will be payable;
•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date

•
the place or places where the principal of and interest, if any, on the debt securities shall be payable, and where the Securities of such Series may be surrendered for registration of transfer or exchange;

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the obligation, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy;

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whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities, and the terms and conditions, if any, upon which interests in such global securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•
if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or purchasable, as the case may be;

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the manner in which the amounts of payment of principal of or interest, if any, on the debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of common stock, preferred stock, other debt securities or warrants for common stock, preferred stock or other securities of any kind of the Company that apply to the debt securities;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
any addition to or change in the events of default which applies to any debt security and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable in connection with events of default;

•	any addition to or change in the covenants with respect to the debt securities;
•	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part;
•
whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
•	any restrictions, conditions or requirements for transfer of the debt securities; and
•	any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
•
we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•
if requested by the trustee, we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may (1) merge with an affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company or (2) transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of, or interest on, any debt securities;
•
a reduction in the percentage of outstanding debt securities required to consent to a modification, supplement, or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture; or

•	a change in the currency in which any payment on the debt securities is payable.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•	waive compliance by us with certain restrictive provisions of the indenture; and
•
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:
•	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add covenants or any other change to provide any additional rights or benefits for the protection of the holders of debt securities that do not adversely affect the legal rights of any holder; and
•	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.
Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•	failure to pay interest on any debt security for 60 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	default in the deposit of any sinking fund payment, when and as due;

•
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities have given the trustee written notice that an event of default is continuing, made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•
no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any guarantor, as applicable, of such securities is a party or by which the Company or any such guarantor, as applicable, is bound;

•
the Company has delivered irrevocable instructions to the trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be; and

•
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series.
Legal Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•	to defease and be discharged from all of our obligations with respect to such debt securities (“legal defeasance”), with certain exceptions described below; or
•
to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the legal defeasance or covenant defeasance can be effected:
•
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

•
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

•
no default or event of default with respect to the debt securities shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

•
such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its subsidiaries is a party;

•
the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the debt securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

•
the Company must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

The accompanying prospectus supplement may further describe any provisions permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.
Regarding the Trustee
General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.
Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
Warrants
We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company, or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following information:
•	the aggregate number of warrants offered;
•	the title and specific designation of the warrants;
•	the amount of warrants outstanding, if any;
•	the consideration for which we will issue the warrants;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	the exercise price or prices of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	the anti-dilution, redemption or call provisions of the warrants, if any;
•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any terms, procedures and limitations regarding the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

PLAN OF DISTRIBUTION
We may sell the securities from time to time in one or more of the following ways:
•	to or through underwriters or dealers;
•	directly to one or more purchasers;
•	through agents;
•	through “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or
•	through a combination of any such methods of sale or through any other method permitted by law.
For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, as required, including:
•	the price at which the securities are offered;
•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;
•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;
•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers or agents;
•	any delayed delivery arrangements; and
•	the securities exchange(s) on which the securities will be listed, if any.
Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or mitigating a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or mitigating a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled to indemnification by us against civil liabilities in accordance with agreements entered into with us, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for ChoiceOne by Warner Norcross + Judd LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.
EXPERTS
The financial statements as of and for the year ended December 31, 2025 and the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Plante & Moran, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered:

Registration Statement filing fee	$13,810
Printing expenses	(1)
Legal fees	(1)
Accounting fees	(1)
Other	(1)
Total	(1)

(1)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. Additional information regarding estimated expenses of issuance and distribution of each class of securities being registered will be provided in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers
ChoiceOne’s Articles require it to indemnify directors and executive officers of ChoiceOne to the fullest extent now or in the future permitted by the Michigan Business Corporation Act (the “MBCA”) in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of ChoiceOne, a subsidiary or otherwise) arising out of his or her service to ChoiceOne, a subsidiary or to another organization at the request of ChoiceOne or a subsidiary. In addition, ChoiceOne’s Articles permit it to indemnify persons who are not directors or executive officers of ChoiceOne to the extent authorized by its Bylaws, resolution of the Board of Directors or contractual agreement authorized by the Board of Directors.
ChoiceOne’s Bylaws permit ChoiceOne to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of ChoiceOne), whether civil, criminal, administrative, or investigative and whether formal or informal, by reason of the fact that the person is or was a director, officer, employee, or agent of ChoiceOne or is or was serving at the request of ChoiceOne as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ChoiceOne or its shareholders and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.
ChoiceOne’s Bylaws further permit ChoiceOne to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of ChoiceOne to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of ChoiceOne or is or was serving at the request of ChoiceOne as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ChoiceOne or its shareholders. However, ChoiceOne’s Bylaws provide that such indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to ChoiceOne except to the extent authorized by statute.
In addition, ChoiceOne’s ability to indemnify its directors and officers or other persons is determined, to an extent, by the MBCA. The following is a summary of the applicable provisions of the MBCA:
Sections 561 through 571 of the MBCA contain provisions governing the indemnification of directors and officers by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.
A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding; (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two directors who are not, at the time, parties or threatened to be made parties to the action, suit or proceeding; (iii) in a written opinion by independent legal counsel; (iv) by all independent directors not parties or threatened to be made parties to the action, suit or proceeding; or (v) by the shareholders (excluding shares held by interested directors, officers, employees or agents). An authorization for payment of indemnification may be made by: (a) the board of directors by (i) a majority vote of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (ii) a majority vote of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, (iii) a majority vote of 1 or more “independent directors” who are not parties or threatened to be made parties to the action, suit or proceeding, or (iv) if the corporation lacks the appropriate persons for alternatives (i) through (iii), by a majority vote of the entire board of directors; or (b) the shareholders (excluding shares held by interested directors, officers, employees or agents). Under the MBCA, ChoiceOne may indemnify a director without a determination that the director has met the applicable standard of conduct unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA (which prohibits certain dividends, distributions and loans to insiders of the corporation), or intentionally committed a criminal act. A director may file for a court determination of the propriety of indemnification in any of the situations set forth in the preceding sentence.
In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.
The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director, officer, employee or agent.

The MBCA permits ChoiceOne to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with ChoiceOne, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, ChoiceOne maintains such insurance on behalf of its directors, officers and employees.
Item 16.	Exhibits
The following documents are filed as a part of, or incorporated by reference into, this report:

Exhibit No.	Description
1*	Form of Underwriting Agreement
3.1**
Restated Articles of Incorporation of ChoiceOne Financial Services, Inc. Previously filed as an exhibit to ChoiceOne’s Form 10-K Annual Report for the year ended December 31, 2025. Here incorporated by reference.

3.2**
Bylaws of ChoiceOne Financial Services, Inc., currently in effect and any amendments thereto. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 8-K filed April 21, 2021. Here incorporated by reference.

4.1	Form of Indenture
4.2*	Form of Debt Security
4.3*	Form of Depositary Agreement for Depositary Shares
4.4*	Form of Warrant Agreement
4.5*	Form of Certificate of Designation of Preferred Stock
4.6**
Advances, Pledge and Security Agreement between ChoiceOne Bank and the Federal Home Loan Bank of Indianapolis. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.’s Form 10-K Annual Report for the year ended December 31, 2013. Here incorporated by reference.

4.7**
Form of 3.25% Fixed-to-Floating Rate Subordinated Note due September 3, 2031. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 8-K filed September 7, 2021. Here incorporated by reference.

4.8**
Form of 3.25% Fixed-to-Floating Rate Global Subordinated Note due September 3, 2031. Previously filed as an exhibit to ChoiceOne Financial Services, Inc.'s Form 8-K filed September 7, 2021. Here incorporated by reference.

5.1	Opinion of Warner Norcross + Judd LLP
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Warner Norcross + Judd LLP (included in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney
25.1***	Form T-1 Statement of Eligibility of Trustee to act as Trustee
107	Calculation of Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Incorporated by reference.
***	To be filed, if applicable, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
Item 17. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430D relating to an offering made pursuant to Rule 415(a)(1)(vii) or (xii) of this chapter for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:
(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparta, State of Michigan, on this 22nd day of May, 2026.

CHOICEONE FINANCIAL SERVICES, INC.

By:	/s/ Kelly J. Potes
Kelly J. Potes Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of ChoiceOne Financial Services, Inc.) in the capacities and on this 22nd day of May, 2026.

SIGNATURE		TITLE

By:	/s/ Kelly J. Potes	Chief Executive Officer and Director (Principal Executive Officer)
Kelly J. Potes

By:	/s/ Adom J. Greenland	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Adom J. Greenland

By:	*	Chairman
Gregory A. McConnell

By:	*	Director
Greg L. Armock

By:	*	Director
Keith Brophy

By:	*	President and Director
Michael J. Burke, Jr.

By:	*	Director
Harold J. Burns

By:	*	Director
Eric E. Burrough

By:	*	Director
Brian P. Petty

By:	*	Director
Curt E. Coulter

By:	*	Director
Bruce John Essex, Jr.

By:	*	Director
Randy D. Hicks, M.D.

By:	*	Director
Bradley F. McGinnis

By:	*	Director
Steven T. Krause

By:	*	Director
Roxanne M. Page

By:	*	Director
Michelle M. Wendling

* By:	/s/ Adom J. Greenland	Attorney-in-Fact
Adom J. Greenland